EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-107438, 333-144265, 333-162733, and 333-159282 on Form S-8 and Registration Statement Nos. 333-145988 and 333-166169 on Form S-3 of our report dated April 5, 2011, relating to the consolidated financial statements of NeoStem, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of NeoStem, Inc. for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey
April 5, 2011